Exhibit 99.1

PLURISTEM ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK ON
THE TEL AVIV STOCK EXCHANGE

Haifa, Israel – October 30, 2017 – Pluristem Therapeutics Inc. (NASDAQCM: PSTI, TASE: PLTR) announced today the pricing of its previously announced public offering of 9,000,000 shares of common stock on the Tel Aviv Stock Exchange at a price per of share of $1.67 (NIS 5.90) with expected gross proceeds to the Company of $15.1 million.

The Company received overall orders for the purchase of approximately 13,500,000 shares at different prices for a total aggregate amount of approximately $21.8 million and chose to accept orders in the aggregate amount of $15.1 million for the 9,000,000 shares offered. Due to the over subscription, the previously reported minimum share price increased from $1.61 to $1.67 per share.

The Company has engaged Leader Underwriters (1993) Ltd. ("Leader") as its advisor for the offering. Leader is not purchasing or selling any of the shares offered in the offering in its capacity as an advisor nor is Leader required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of the securities offered. Zysman Aharoni Gayer and Sullivan & Worcester LLP (ZAG/S&W) acted as counsel to Pluristem.

The closing of the offering is expected to occur on or about October 31, 2017, subject to customary closing conditions. The Company intends to use the net proceeds of the offering for research and product development activities, clinical trial activities, investment in capital equipment and for working capital and other general corporate purposes.

 This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The securities described above are being offered by the Company pursuant to an Israeli "shelf" registration statement previously filed with the Israel Securities Authority and the Tel Aviv Stock Exchange, an Israeli "prospectus supplement" filed with the Israel Securities Authority and the Tel Aviv Stock Exchange on October 30, 2017 as well as pursuant to a "shelf" registration statement previously filed with and declared effective by the Securities and Exchange Commission (the "SEC") on June 30, 2017. The U.S. prospectus supplement related to the offering and the related prospectus are expected to be filed with the SEC and copies can be obtained by contacting the Company at MATAM Advanced Technology Park, Building No. 5, Haifa, Israel 31905 or at 011-972-74-710-8600.

About Pluristem Therapeutics

Pluristem Therapeutics is a leading developer of placenta-derived cell therapy products with patented PLX (PLacental eXpanded) cells entering late-stage trials in several indications. Our PLX cell products each release a different range of therapeutic proteins in response to inflammation, ischemia, muscle trauma, hematological disorders, and radiation damage.  The cells are grown using the Company's proprietary 3D expansion technology and can be administered to patients without tissue matching or immunosuppression. Pluristem has Company-owned and operated, GMP-certified manufacturing and research facilities, a strong intellectual property position, and strategic relationships with major research and U.S. government institutions.

Safe Harbor Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. For example, Pluristem is using forward-looking statements when it discusses the expected closing of its public offering and its intended use of proceeds. These forward-looking statements and their implications are based on the current expectations of the management of Pluristem only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: market risks and uncertainties and risks and uncertainties relating to the satisfaction of customary closing conditions for the offering of Pluristem's securities; changes in technology and market requirements; Pluristem may encounter delays or obstacles in launching and/or successfully completing its clinical trials; Pluristem's products may not be approved by regulatory agencies, Pluristem's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; Pluristem may be unable to retain or attract key employees whose knowledge is essential to the development of its products; unforeseen scientific difficulties may develop with Pluristem's process; Pluristem's products may wind up being more expensive than it anticipates; results in the laboratory may not translate to equally good results in real clinical settings; results of preclinical studies may not correlate with the results of human clinical trials; Pluristem's patents may not be sufficient; Pluristem's products may harm recipients; changes in legislation may adversely impact Pluristem; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Pluristem to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Pluristem undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Pluristem, reference is made to Pluristem's reports filed from time to time with the SEC.

Contact:

Pluristem Therapeutics Inc.
Karine Kleinhaus, MD, MPH
Divisional VP, North America
1-914-512-4109
karinek@pluristem.com

Efrat Kaduri
Investor and Public Relations Manager
972-74-7108600
efratk@pluristem.com